Exhibit 99.1

VOLUNTARY SEPARATION AGREEMENT AND GENERAL RELEASE

          This Agreement is made and entered into as of the dates set forth below, by and between the Wm. Wrigley Jr. Company (the “Company”) and Mr. Darrell Splithoff (“Mr. Splithoff”), who has been employed as Senior Vice President, Worldwide Supply Chain.  Mr. Splithoff has decided that it is in his best interests to elect early retirement from the Company.  The Company has offered to supplement Mr. Splithoff’s benefits that have accrued under established, qualified and welfare plans with a voluntary individual severance program, and Mr. Splithoff has voluntarily accepted the offer. Mr. Splithoff and the Company are now desirous of effecting an amicable separation of employment.

THIS IS A LEGALLY BINDING DOCUMENT. PLEASE READ IT CAREFULLY AND SEEK THE ADVICE OF AN ATTORNEY BEFORE YOU SIGN IT.

1.	Valuable Consideration

          In exchange for entering into this Agreement and in consideration of his obligations hereunder:

          a)     Mr. Splithoff hereby voluntarily elects early retirement and, accordingly, resigns from all employment and positions held with the Company.  Mr. Splithoff agrees and acknowledges that his decision to retire was made solely by him and was in no way solicited by the Company.  Mr. Splithoff understands that his active employment with the Company shall end on June 30, 2006, as of which date he shall resign as an officer of the Company.  Effective, July 1, 2006 and continuing through September 1, 2007 (the “Severance Period”), Mr. Splithoff will be placed on “inactive” status and will not be obligated to provide any further service to the Company (other than as described in Section 12).  During such period of inactive employment, and for the purpose of complying with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Splithoff shall receive salary continuation based on the following schedule:

•

For the period beginning July 1, 2006 and ending December 31, 2006, Mr. Splithoff shall receive salary continuation based on his current monthly base salary of $35,833.33.  Such salary continuation shall be paid in a lump sum cash amount equal to $215,000, less applicable taxes and deductions, as soon as practicable following January 1, 2007.

•

For the period beginning January 1, 2007 and ending September 1, 2007, Mr. Splithoff shall receive installment payments, each in the monthly amount of $26,875.00, on or around the 25th day of each month.

          In the event of Mr. Splithoff’s death prior to the conclusion of the Severance Period, any payments still required to be made under this Agreement shall be paid to his spouse, and if none, to his estate.

          b)     Mr. Splithoff acknowledges that he was paid prior to June 30, 2006 additional compensation in full and complete satisfaction for 79.75 hours of unused vacation earned through June 30, 2006.  Mr. Splithoff understands that he will not accrue vacation during the Severance Period.

          c)     As an inactive employee, Mr. Splithoff will continue to receive credit for service under the Wrigley Retirement Plan through the Severance Period.  At that time, Mr. Splithoff will qualify as a retiree under the Wrigley Retirement Plan and the Management Incentive Plan.  As a retiree, Mr. Splithoff will be entitled to all the features and benefits provided under these plans and any supporting programs for which he is eligible upon conclusion of the Severance Period.  Mr. Splithoff will cease to participate in the Wrigley Savings Plan and the savings restoration benefit under the Company’s Executive Compensation Deferral Program as of June 30, 2006.

          d)     Mr. Splithoff will receive his current coverage under the Wrigley Health Care Plan, the Wrigley Dental Plan and the Group Life Insurance Plan for himself and his eligible dependents through the Severance Period.  For each month during which Mr. Splithoff is receiving salary continuation payments, the premium payments for such coverage, if any, will be deducted from such salary continuation payments.  For each month during which Mr. Splithoff is not receiving salary continuation payments, Mr. Splithoff shall be responsible for paying the monthly premiums for such coverage in a timely manner.  Upon conclusion of the Severance Period, Mr. Splithoff may elect to continue coverage under the Company’s Retiree Health and Dental Plans, up to age 65, for which he will be responsible for paying the monthly premiums, established by the Company from time-to-time, in a timely manner.

          e)     Mr. Splithoff will not be eligible for a 2006 or 2007 Executive Incentive Compensation Program (“EICP”) award, but will receive, coincident with his February, 2007 severance payment, a one-time payment of $357,000, less all applicable taxes and deductions.

          f)     Mr. Splithoff will receive a final Stock Award on or around February, 2007 reflecting service through the Severance Period.

          g)     As part of his outplacement benefit, Mr. Splithoff will continue to receive the benefits of his Company car, on the same basis as when actively employed, through the Severance Period.  At that time, Mr. Splithoff will have the option to return the vehicle to the Company or purchase his Company car at its then book value.

          h)     As part of his outplacement benefit, Mr. Splithoff will be allowed to retain the use of his Company-provided cell phone and the Company will continue to pay for the reasonable expenses incurred for such cell phone through August 31, 2006.  At that time, the Company shall transfer to Mr. Splithoff full ownership of such cell phone, provided that he separately contracts and pays for cell phone service after August 31, 2006.

          i)     As of June 30, 2006, the Company shall transfer to Mr. Splithoff at no charge, and on an “as is” basis, full ownership of the Company-provided laptop computer and Blackberry device currently in Mr. Splithoff’s possession, provided that Mr. Splithoff first submits his computer and Blackberry to the Company’s IT group, who shall delete from the computer and Blackberry all Company-related material, including both personal and work-related electronic mail.  Mr. Splithoff will also be required to separately contract and pay for all expenses incurred in obtaining and maintaining his personal Blackberry service.

          j)     Mr. Splithoff will receive the benefits of outplacement counseling through Shields Meneley until the conclusion of the Severance Period.  The Company agrees to pay Shields Meneley up to $40,000 for the cost of these services.

          Mr. Splithoff acknowledges and agrees that the benefits he is to receive detailed in paragraphs (a), (c), (d), (e), (f), (g), (h), (i) and (j) of this Agreement are inclusive of and in excess of those to which he would otherwise be entitled by law, contract or under the policies and practices of the Company upon separation of active employment on June 30, 2006.

2.       Release and Waiver of Claims

          By signing this Agreement, and in exchange for the payments and benefits described above, Mr. Splithoff hereby knowingly and voluntarily waives and generally releases the Company, including its past and present officers, directors, agents, trustees, managers, employees, attorneys, insurers, benefit plans, plan administrators, successors, assigns, affiliated, subsidiary and related companies (the “Released Parties”) from any and all claims or causes of action arising out of or in connection with events occurring at any time prior to the date Mr. Splithoff signs this Agreement, whether known or unknown, whether filed or not filed, which Mr. Splithoff may have against any Released Party.  This release and waiver includes, but is not limited to:

•	any claims for the breach of any written, implied, oral or alleged contract, including, but not limited to any contract of employment;

•	all claims for assault, battery, retaliatory or wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other tort or common law claim;

•	all claims for benefits or the monetary equivalent of benefits;

•

all claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, religion, sex (including sexual harassment), sexual orientation, and physical or mental disability or medical condition;

•	any claims for payments of any nature, including, but not limited to severance pay, attorneys’ fees, commissions and bonuses; and

•	any entitlement to reinstatement to Mr. Splithoff’s previous position with the Company or rehire or reemployment by the Company.

          Mr. Splithoff’s release and waiver includes all claims, rights and causes of action that he has or may have under all contract, common law and federal, state and local statutes, ordinances, rules, regulations and orders, including, but not limited to, any claim, right or cause of action based on Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act, 1 the Family and Medical Leave Act, the Americans with Disabilities Act,

[1]

Mr. Splithoff’s release and waiver of rights under the Age Discrimination in Employment Act does not apply to any claims that arise or may arise based on events that take place after the date he signs this Agreement.

the Fair Labor Standards Act, the Civil Rights Acts of 1866, 1871 and 1991, the Rehabilitation Act of 1973, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, Executive Order 11246, the Occupational Safety and Health Administration, the Sarbanes-Oxley Act, the Illinois Human Rights Act, the Illinois Constitution, the Illinois Wage Payment and Collection Act, the City of Chicago Human Rights Ordinance, the Cook County Human Rights Ordinance and any other applicable federal, state, local and municipal fair employment practices and wage payment laws, as each of them has been or may be amended. Mr. Splithoff further understands and agrees that this waiver and general release is an essential and material term of this Agreement and that without such a provision no agreement would have been reached by the parties.

          Mr. Splithoff also waives his rights to any attorneys’ fees, compensation or other recovery whatsoever as a result of any legal action brought by or on Mr. Splithoff’s behalf by any other party or agency against any of the Released Parties based on any right Mr. Splithoff has waived under this Agreement. Notwithstanding the above, nothing in this Agreement shall be construed as a waiver by Mr. Splithoff of any rights that are not waivable by law, including but not limited to, any accrued or vested retirement benefits.

          Notwithstanding this Agreement, it is understood and agreed that the Company will not contest  Mr. Splithoff’s claims for unemployment compensation should he so choose to file once exhausting the salary continuation terms of this Agreement.

3.       Agreement Not To File a Lawsuit

          In addition to Mr. Splithoff’s waiver and release of claims (i.e. his relinquishment of potential claim(s) against the Released Parties), Mr. Splithoff also agrees that he has not and will not file a lawsuit or claim against any of the Released Parties based on any right he has released and waived under this Agreement.  In the event that Mr. Splithoff should hereafter file or threaten to file any lawsuit or claim against any of the Released Parties, this Agreement may be raised as a bar to any such lawsuit or claim.  If Mr. Splithoff has previously filed or lodged any other lawsuit or claim against any Released Parties with any court or agency, he also agrees to immediately take all necessary steps and to execute any and all necessary documents to withdraw or dismiss with prejudice such lawsuit or claim.

          Notwithstanding the above, Mr. Splithoff’s agreement not to file a lawsuit or claim does not apply to any lawsuit or claim he might file to enforce this Agreement, to protest the validity or enforceability of this Agreement, or if and to the extent his agreement not to file a lawsuit or claim would be a violation of any applicable law or regulation.

4.       Resolution and Revocation

          Mr. Splithoff has been advised that he has thirty (30) calendar days from the date he receives a copy of this Agreement in which to decide whether to sign this Agreement. Mr. Splithoff acknowledges that he received a copy of this Agreement on June 5, 2006 and has been given until 5:00 pm on July 5, 2006 to consider it.  If Mr. Splithoff agrees to the terms, he should sign the Agreement and deliver it to Duke Petrovich, SVP and CAO, 410 N. Michigan Avenue, Chicago, Illinois 60611.  If Mr. Petrovich does not receive a signed Agreement from Mr. Splithoff by the close of business on July 5, 2006 this offer will be automatically withdrawn.

          Once it becomes effective, this Agreement resolves any and all actual and potential conflicts or claims between Mr. Splithoff and each of the Released Parties, including but not limited to, all matters relating to his employment and separation of employment with the Company. Mr. Splithoff may revoke the terms of this Agreement at any time during the seven (7) day period following the date on which Mr. Splithoff signs and delivers the Agreement to Mr. Petrovich. To revoke the Agreement, Mr. Splithoff must provide a written notice of revocation to Mr. Petrovich within seven calendar days after signing this Agreement, stating that he has revoked the Agreement or words to that effect.  Any benefits received by Mr. Splithoff under the terms of this Agreement will be returned to the Company upon revocation, to the extent allowed by law.

5.       Knowing and Voluntary Release

          Mr. Splithoff has read and understands this Voluntary Separation Agreement and General Release and was advised at the time he first received this Agreement to consult with an attorney regarding its terms.  Mr. Splithoff agrees and acknowledges that he has voluntarily signed this Agreement with full knowledge of its terms and conditions, which are final and binding upon him and upon the Company after expiration of the seven-day revocation period.  Neither party may revoke this Agreement after it becomes final and binding, and Mr. Splithoff will be required to comply with all commitments contained in this Agreement after the seven-day revocation period expires.

6.       Return of Property

          Mr. Splithoff agrees to return to Mr. Petrovich, no later than June 30, 2006 (unless otherwise specified in this Agreement), all Company property in his possession, including, but not limited to, any material that relates to or contains confidential information belonging to the Company or any of its subsidiaries or affiliates, such as current or former Strategic Business Plans, financial information and forecasts, marketing strategies and plans, new product offerings, reorganization strategies and plans, cost and pricing strategies, acquisition or merger prospects or strategies and information relating to legal matters.  Mr. Splithoff agrees not to remove any documents, information or property described above from the Company, or retain any duplicates or copies thereof, and shall immediately return any such material in the event such material is inadvertently removed or retained.

7.       Confidentiality

          Mr. Splithoff acknowledges and agrees that the Confidentiality Agreement executed during his employment will survive his separation of employment and that he continues to be bound by the terms and conditions of such Confidentiality Agreement, both before and after June 30, 2006.  Mr. Splithoff acknowledges that his obligation to maintain confidentiality is in addition to any obligations he may have under applicable common law and statutory law and is not in place of such obligations.  Mr. Splithoff further understands and agrees that this provision is an essential and material term of this Agreement, and that without such a provision no agreement would have been reached by the parties.  A copy of such Confidentiality Agreement has been attached to this Agreement for Mr. Splithoff’s convenience.

          Mr. Splithoff also understands that his discussions with Company employees, unless requested or initiated by the Company, concerning the confidential or proprietary business matters mentioned in the Confidentiality Agreement could make this Agreement null and void.  Nothing in this provision prohibits Mr. Splithoff from contacting the Company for reference or administrative purposes.

8.       Non-Compete and Non-Solicitation

          Beginning June 30, 2006 and continuing through June 30, 2008, Mr. Splithoff will not, in any way, directly or indirectly, either for himself or any other person or entity:

(a)

own, manage, operate, join, control or participate in the ownership, management, operation or control of, be employed by or connected in any manner with, or provide consulting and/or expert services (paid or unpaid) to, in any capacity which is the same or similar to the capacity in which Mr. Splithoff worked for the Company and/or its affiliates, any confectionary business that is competitive with the Company within the geographic area in which the Company conducts its business and sells its products as of June 30, 2006; and

(b)

contact, solicit or attempt to entice away from the Company any persons employed by the Company or its affiliates for business purposes; in order to accept employment or association with himself and any other person, firm, corporation or entity whatsoever; or approach any person for any such purpose, or authorize or knowingly cooperate with the taking of any such action by any other person, firm, corporation or entity.

9.       Violations of Restrictive Covenants

          Mr. Splithoff acknowledges that a violation or threatened violation of any covenant under Sections 7 and 8 above may result in irreparable and continuing harm to the Company.  Therefore, if Mr. Splithoff violates or threatens to violate any of such covenants, the Company will be entitled seek from any court of competent jurisdiction injunctive relief (in addition to other remedies, including but not limited to, attorneys’ fees and costs) to restrain any further violations or threatened violations by Mr. Splithoff and by any persons acting for Mr. Splithoff or on Mr. Splithoff’s behalf.

          It is the intention of the parties that in the event any of the covenants contained in Section 8 are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the parties agree that such covenants may be modified and narrowed, either by a court or by the Company, so as to provide the maximum legally enforceable protection of the Company’s interests as described in this Agreement, and without negating or impairing any other restrictions or agreements set forth in Section 8 or herein.

10.     Entire Agreement and Severability

          The parties understand and agree that by signing this Agreement, this Agreement becomes the full and complete understanding between them and that no other understanding, whether verbal or in writing, exists between them.  Any amendments to this Agreement shall be in writing signed and dated by the parties.

          Should any provision of this Agreement be declared illegal or unenforceable, it shall be severed and the remaining provisions shall remain in full force and effect and shall remain binding upon the parties.

11.     Applicable Law

          The parties understand and agree that any disputes regarding this Agreement shall be construed under the laws of the State of Illinois should state law apply, and the forum for any such disputes shall be Cook County or the United States District Court for the Northern District of Illinois, Eastern Division located in Chicago, Illinois.

12.     Cooperation

          Mr. Splithoff agrees to cooperate at the request of the Company in the defense or prosecution of any lawsuits or claims in which any of the Released Parties may be or become involved which relate to matters occurring while Mr. Splithoff was employed by the Company and/or concerning which Mr. Splithoff has relevant information. All such requests of Mr. Splithoff shall be reasonable, taking into account any other activities to which Mr. Splithoff may be obligated at the time of the request.  Mr. Splithoff agrees to cooperate with the Company as needed, in the sole discretion of the Company, and the Company agrees to compensate Mr. Splithoff for any reasonable out-of-pocket expenses incurred in providing such cooperation, provided he obtains prior authorization from the Company for any expenses incurred and provides appropriate receipts or other documentation substantiating the expenses to the satisfaction of the Company.  Mr. Splithoff also agrees to cooperate with the Company subsequent to the date of this Agreement to execute documents or take other actions necessitated by his resignation from all positions he held with the Company prior to the date of this Agreement (such as executing resignations from any of the Company’s subsidiaries, and the like).

13.     Non-Disparagement

          The parties agree that the terms and facts contained in this Agreement are strictly confidential.  The parties, therefore, agree not to disclose any information concerning this Agreement, or to disparage the other regarding this Agreement or the events upon which this Agreement is based, except that Mr. Splithoff may inform his attorney, accountant, and immediate family of the terms and facts contained in this Agreement, and the Company may disclose the Agreement as required by law or to those employees, agents and entities who have a need to know to authorize, implement or enforce its terms.  Mr. Splithoff understands and agrees that this provision is an essential and material term of this Agreement and that without such a provision no agreement would have been reached by the parties.

14.     Non-Admission

          Mr. Splithoff acknowledges and agrees that neither this Agreement nor the payment of benefits and consideration is an admission by the Company of liability, wrongdoing or unlawful conduct of any kind

15.     Compliance With Section 409A

          It is intended that any amounts payable under this Agreement will comply with Section 409A of the Code and treasury regulations relating thereto, so as not to subject Mr. Splithoff to the payment of any tax penalty or interest which may be imposed under Section 409A of the Code (“409A Penalties”), and the Agreement shall be interpreted in accordance with such intent.

In the event that the Company and Mr. Splithoff determine that this Agreement would subject Mr. Splithoff to 409A Penalties, the Company and Mr. Splithoff shall cooperate in all reasonable respects to amend the terms of the Agreement, in accordance with Section 10 hereof, to avoid such 409A Penalties insofar as possible, while preserving the intended benefits provided under this Agreement.

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT OR VOLUNTARILY ELECTED NOT TO DO SO, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE PARTIES HERETO HAVE SIGNED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST WRITTEN BELOW.

/s/ DARRELL R. SPLITHOFF	/s/ HOWARD MALOVANY

Mr. Darrell Splithoff	Wm. Wrigley Jr. Company

Dated: July 5, 2006	Dated: July 5, 2006

IN WITNESS WHEREOF:

/s/ GLORIA GOODEN	Dated: July 5, 2006